UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2013
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(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2013, the Board of Directors of Air Transport Services Group, Inc. (“ATSG”) expanded the size of the Board from eight to nine directors and elected Arthur J. Lichte, age 63, as a Class III director to fill the resulting vacancy. Mr. Lichte's term will expire at the Annual Stockholders' Meeting in 2015.
On February 18, 2013, ATSG announced that its Board of Directors had increased the size of the Board and appointed Arthur J. Lichte to the Board to fill the resulting vacancy. A copy of the release is attached hereto as Exhibit 99.1.
The Board of Directors intends to elect Mr. Lichte to the Audit Committee and the Nominating and Governance Committee of the Board immediately following the Annual Stockholders' Meeting in May 2013.
Item 7.01. Regulation FD Disclosure
See Item 5.02 above.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on February 18, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	February 19, 2013